CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Premier Strategic Income Fund, one of the series of Dreyfus Debt and Equity Funds.




                                    ERNST & YOUNG LLP


New York, New York
December 26, 2000